Exhibit 10.3

                       CASH ESCROW AGREEMENT
                       ---------------------

      This Cash Escrow Agreement ("Agreement") dated as of the ___ day of January, 2001 by and among Centrack International, Inc., a Delaware corporation (the "Corporation"), George Nathanail, in his individual capacity (the "Buyer"), and Merritt Enterprises, Inc. a Florida corporation, as Cash Escrow Agent (the "Cash Escrow Agent").

                           WITNESSETH:
                           -----------

      The Buyer and the Corporation have entered into that certain Stock Subscription and Purchase Agreement dated of event date herewith, the terms of which are incorporated herein by reference and made a part hereof, which provides that Fifty Thousand Dollars ($50,000.00) will be deposited in escrow upon the execution thereof. In fulfillment of the provisions of the Stock Subscription and Purchase Agreement, the Buyer, the Corporation and the Cash Escrow Agent are now entering into this Agreement.

      Accordingly, in consideration of the mutual promises contained herein, the parties, intending to be legally bound hereby, agree as follows:

      1. Deliveries to the Cash Escrow Agent. The Buyer hereby deposits with the Cash Escrow Agent, via cashiers funds or via wire transfer, in accordance with the wire transfer instructions contained in the Stock Subscription and Purchase Agreement, the sum of Fifty Thousand Dollars ($50,000.00) (the "Initial Cash Escrow Deposit"). By execution of this Agreement, the Cash Escrow Agent acknowledges receipt of the Initial Cash Escrow Deposit. In addition to the foregoing, all payments made by the Buyer under the two promissory notes executed by the Buyer for $50,000.00 each, as required under the terms of the Stock Subscription and Purchase Agreement and such notes, shall be delivered to the Cash Escrow Agent via cashiers funds or via wire transfer in accordance with the same wire transfer instructions. All payments made under the promissory note designated in the Stock Subscription and Purchase Agreement as Promissory Note No. 1 shall be referred to collectively herein as the "Second Cash Escrow Deposit." All payments made under the promissory note designated in the Stock Subscription and Purchase Agreement as Promissory Note No. 2 shall be referred to collectively herein as the "Third Cash Escrow Deposit."

      2. Cash Escrow Account. The Cash Escrow Agent is hereby directed to deposit each of the three Cash Escrow Deposits referred to above into an account with a Federally-insured banking institution, such account to have been established by the Buyer and the Cash Escrow Agent (the "Cash Escrow Account") at the following named banking institution:
Northern Trust Bank of Florida; having the following account number:
5310004 - Merritt Enterprises, Inc.; with Steven Merritt, President of Merritt Enterprises, Inc. as signatory thereon.

      3.     Disbursement of Cash Escrow Account.

             a. Disbursements to the Corporation. Cash releases from the Cash Escrow shall be made on mandatory and non-discretionary basis to the Corporation from time to time by the Cash Escrow Agent, as obligations in the various categories set forth in the Cash Budget incorporated into the Stock Subscription and Purchase Agreement as Exhibit E thereto are incurred, or required to be paid by the Corporation (including advance deposits and similar obligations).
Such releases shall be equal to the amount of such obligations and shall be made in a timely fashion so that the Corporation can pay such obligations on a current basis. One or more of the Cash Budget categories may be exceeded by disbursements for obligations in such categories at any time, provided that no disbursements in excess of


          Exhibit 10.3 - Pg. 1


the overall Cash Budget in said Exhibit E shall be made without the prior written agreement of the Buyer. No disbursements from the Second Cash Escrow Deposit shall be made until the Initial Cash Escrow Deposit has been fully disbursed. Similarly, no disbursements from the Third Cash Escrow Deposit shall be made until the Second Cash Escrow Deposit has been fully disbursed. The Corporation shall spend all such disbursements on the obligations set forth in the Cash Budget for which the disbursements were made. In the event that the Corporation consummates a "reverse merger" prior to the disbursement of all of the Third Cash Escrow Deposit, no further disbursements shall be made to the Corporation from the Third Cash Escrow Deposit, except as necessary to pay the expenses of the Corporation arising after the date of this Cash Escrow Agreement and before the date of completion of such reverse merger.

             b. Disbursements to the Buyer. In no event shall any portion of the Initial or Second Cash Escrow Deposits be disbursed or otherwise returned to the Buyer. Any portion of the Third Cash Escrow Deposit remaining after payment of all of the obligations referred to in the last sentence of the foregoing subsection "a" shall be disbursed to the Buyer upon completion of the reverse merger referred to in such sentence.

      4.     Regarding the Cash Escrow Agent.

             a. The Corporation and the Buyer, jointly and severally, agree to hold the Cash Escrow Agent harmless and to indemnify the Cash Escrow Agent against any loss, liability, expenses (including attorney's fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for the negligence, willful misconduct or failure of the Cash Escrow Agent to perform its obligations. The foregoing indemnities in this paragraph shall survive the resignation of the Cash Escrow Agent or the termination of this Agreement.

             b. The Cash Escrow Agent's duties are only such as are specifically provided herein, and the Cash Escrow Agent shall incur no liability whatsoever to the Corporation or the Buyer, except for its negligence, willful misconduct or failure to perform its obligations hereunder. The Cash Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained, and the Cash Escrow Agent shall have no duty or obligation to determine which party may at any time be entitled to the monies on deposit in the Escrow Account. Except as set forth in this Paragraph 4.b, the Cash Escrow Agent shall not be liable while acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper parties.

             c. It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of any portion of the Cash Escrow Account, other than the Initial and Second Cash Escrow Deposits, the Cash Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Third Cash Escrow Deposit only, until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but the Cash Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. except in case of its negligence, willful misconduct or its breaching this Agreement.

             d. The Cash Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Cash Escrow Agent shall have been appointed with the consent of all parties hereto and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Cash Escrow Agent shall have not have been delivered to the Cash Escrow Agent within thirty (30) days after the



          Exhibit 10.3 - Pg. 2


giving of such notice of resignation, the resigning Cash Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Cash Escrow Agent.

             5. Notices. All notices, demands, requests and other communications required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed duly given on the date mailed by certified United States delivered (by messenger or overnight or express delivery service), addressed to the Corporation and the Buyer as set forth in the Stock Subscription and Purchase Agreement (the Corporation being referred to therein as the "Seller"). All notices and demands, given to the Cash Escrow Agent under the provisions of this Agreement shall be in writing and shall be addressed to Merritt Enterprises, Inc., 6299 Pine Drive, Lantana, FL 33462, Attention:
Steven Merritt, President.

             6. The Parties agree to indemnify the accounting firm of Caruso & Caruso, Michael A. Caruso individually against any claims brought against any of them pertaining to this Agreement, except to the extent such claims are based upon the negligence, willful misconduct or violation of law by Caruso & Caruso, Michael A. Caruso individually.

             7. General. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws rules thereof. Each of the Parties submits unconditionally to the jurisdiction of the Federal Court for the Southern District of Florida for resolution of any controversy hereunder. This Agreement may be executed in several counterparts, each of which shall constitute an original, and all collectively shall constitute but one agreement.

             IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ATTEST:                                   MERRITT ENTERPRISES, INC.

____/s/ Michael A. Caruso________         By:_____/s/ Steven J. Merritt______

                                          Name: Steven J. Merritt
                                               ------------------------------

                                          Title: President
                                                -----------------------------



ATTEST:                                   CENTRACK INTERNATIONAL, INC.

______Michael A. Caruso__________         By:_____/s/John J. Lofquist________

                                          Name: John J. Lofquist
                                               ------------------------------
                                          Title: Chairman & CEO
                                          -----------------------------------

                                          ______/s/ George Nathanail_________
                                          George Nathanial




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